DEAN HELLER                  STATE OF NEVADA                CHARLES E. MOORE
Secretary of State        [STATE SEAL OF NEVADA]        Securities Administrator

RENEE L. PARKER               OFFICE OF THE                SCOTT W. ANDERSON
Chief Deputy                SECRETARY OF STATE              Deputy Secretary
Secretary of State                                     for Commercial Recordings

PAMELA RUCKEL                                                  ELLICK HSU
Deputy Secretary                                            Deputy Secretary
for Southern Nevada                                           for Elections


                             FILING ACKNOWLEDGEMENT
                                                                May 6, 2005


JOB NUMBER                  CORPORATION NUMBER
C20050509-0192              C23262-1999

                            DOCUMENT FILING
FILING DESCRIPTION          NUMBER                       DATE/TIME OF FILING
Stock Split                 20050171039-88               May 6, 2005 04:30:31 PM

CORPORATION NAME                      RESIDENT AGENT

EWORLDMEDIA HOLDINGS, INC.            LAUGHLIN ASSOCIATES, INC.



The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

                                                 Respectfully,

                                                 /s/  DEAN  HELLER

                                                 DEAN  HELLER
                                                 Secretary  of  State


                          COMMERCIAL RECORDING DIVISION
                              202 N. Carson Street
                         Carson City, Nevada 89701-4069
                            Telephone (775) 684-5708
                               Fax (775) 684-7138


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          DEAN  HELLER                                       Entity  #
[NEVADA   Secretary  of  State                               C23262-1999
 STATE    204  North  Carson  Street  Suite  1               Document Number:
 SEAL]    Carson  City,  Nevada  89701-4299                  20050171039-88
          (775)  684  5708
          Website:  secretaryofstate.biz                     Date Filed:
                                                             5/6/2005 4:30:31 PM
--------------------------------------------                 IN  THE  OFFICE  OF
|                                          |
|      Certificate  of  Change  Pursuant   |                 /s/  Dean  Heller
|              to  NRS  78.209             |                 DEAN  HELLER
|                                          |                 SECRETARY  OF STATE
--------------------------------------------

Important:  Read attached instructions                 ABOVE  SPACE  IS  FOR
      before  completing  form.                         OFFICE  USE  ONLY

               Certificate of Change filed Pursuant to NRS 78.209
               --------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------

1.  Name  of  corporation:
EWORLDMEDIA  HOLDINGS,  INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

990,000,000 shares of common stock, par value $0.001 per share; and 200,000,000 shares of preferred stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

49,500 shares of common stock, par value $0.001 per share; and 200,000,000 shares of preferred stock, par value $0.001 per share. Total capital is 200,049,500 shares.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1 share of common stock, par value $0.001 per share for each 20,000 shares of common stock, par value $0.001 per share;
1 share of preferred stock, par value $0.001 per share for each 1 share of preferred stock, par value $0.001 per share.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

In lieu of say fractional shares, the common shareholders will be entitled to a cash payment.


7.  Effective date of filing (optional):

                                              (must  not  be  later than 90 days
                                               after  the  certificate is filed)


8.  Officer  Signature:  /s/  Illegible                        CEO
                      ----------------------------     -------------------------
                             Signature                        Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied           Nevada Secretary of State AM 78.209 2003
by appropriate fees.                                        Revised on: 10/24/03


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